    Exhibit 99.1

OUTFRONT Media Reports Third Quarter 2024 Results

Revenues of $451.9 million

Operating income of $71.3 million

Net income attributable to OUTFRONT Media Inc. of $34.6 million

Adjusted OIBDA of $117.1 million

AFFO attributable to OUTFRONT Media Inc. of $80.8 million

Special dividend of $0.75 per share, payable December 31, 2024

NEW YORK, November 12, 2024 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended September 30, 2024.

“The strength of our U.S. Media business accelerated slightly in the third quarter, with 5% revenue growth and 11% Adjusted OIBDA growth” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “2024 has been a solid year thus far, and we are on track to achieve the high-end of our full-year Consolidated AFFO growth target.”

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in Millions, except per share amounts	2024	2023	2024	2023
Revenues	$451.9	$454.8	$1,337.7	$1,319.4
Organic revenues	451.9	430.5	1,302.8	1,253.6
Operating income (loss)	71.3	58.6	314.4	(364.2)
Adjusted OIBDA	117.1	116.9	309.6	304.5
Net income (loss) before allocation to redeemable and non-redeemable noncontrolling interests	34.8	16.7	184.7	(485.2)
Net income (loss)[1]	34.6	17.0	184.2	(485.6)
Net income (loss) per share[1,2,3]	$0.19	$0.09	$1.06	($2.98)
Funds From Operations (FFO)[1]	82.7	73.4	188.8	35.9
Adjusted FFO (AFFO)[1]	80.8	75.7	188.8	167.7
Shares outstanding[3]	167.2	165.2	174.4	164.9
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) References to "Net income (loss)", "Net income (loss) per share", “FFO” and “AFFO” mean "Net income (loss) attributable to OUTFRONT Media Inc.", "Net income (loss) attributable to OUTFRONT Media Inc. per common share", “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively; 2) References to “per share” mean per common share for diluted earnings per weighted average share; 3) Diluted weighted average shares outstanding.

Third Quarter 2024 Results

On June 7, 2024, we sold all of our equity interests in Outdoor Systems Americas ULC and its subsidiaries (the “Transaction”), which hold all of the assets of our outdoor advertising business in Canada (the “Canadian Business”).

In connection with the Transaction, we received C$410.0 million in cash, which is subject to certain purchase price adjustments. The following reported results include the historical results of the Canadian Business through the date of sale.

Consolidated
Reported revenues of $451.9 million decreased $2.9 million, or 0.6%, for the third quarter of 2024 as compared to the same prior-year period, due primarily to the impact of the Transaction. Organic revenues of $451.9 million increased $21.4 million, or 5.0%.

Reported billboard revenues of $360.6 million decreased $3.0 million, or 0.8%, compared to the same prior-year period, due primarily to the impact of the Transaction, partially offset by an increase in average revenue per display (yield), driven by the impact of programmatic and direct sale advertising platforms on digital billboard revenues, the impact of new and lost billboards in the period, including insignificant acquisitions, and higher proceeds from condemnations. Organic billboard revenues, which exclude revenues associated with the impact of the Transaction, of $360.6 million increased $16.6 million, or 4.8%, due primarily to an increase in average revenue per display (yield), driven by the impact of programmatic and direct sale advertising platforms on digital billboard revenues, the impact of new and lost billboards in the period, including insignificant acquisitions, and higher proceeds from condemnations.

Reported transit and other revenues of $91.3 million increased $0.1 million, or 0.1%, compared to the same prior-year period, due primarily to an increase in average revenue per display (yield), partially offset by the impact of the Transaction and the impact of new and lost transit franchise contracts in the period. Organic transit and other revenues, which exclude revenues associated with the impact of the Transaction, of $91.3 million increased $4.8 million, or 5.5%, due primarily to an increase in average revenue per display (yield), partially offset by the impact of new and lost transit franchise contracts in the period.

Total operating expenses of $233.1 million decreased $6.7 million, or 2.8%, compared to the same prior-year period, due primarily to the impact of the Transaction, lower variable property lease expenses, the net impact of new and lost transit franchise expenses, and lower posting, maintenance and other expenses, partially offset by higher guaranteed minimum annual payments to the New York Metropolitan Transportation Authority (the “MTA”) and the impact of new locations, including through acquisitions. Selling, General and Administrative expenses (“SG&A”) of $108.7 million increased $3.4 million, or 3.2%, compared to the same prior-year period, primarily due to higher compensation-related expenses, including salaries and commissions, the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the Company to certain employees and higher professional fees, as a result of a management consulting project, partially offset by the impact of the Transaction and a lower provision for doubtful accounts.

Adjusted OIBDA of $117.1 million increased $0.2 million, or 0.2%, compared to the same prior-year period.

Segment Results

U.S. Media
Reported revenues of $451.5 million increased $22.8 million, or 5.3%, due primarily to higher transit and other revenues, as well as higher billboard revenues. Billboard revenues increased 4.8% and Transit and other revenues increased 7.3%.

Operating expenses increased $7.1 million, or 3.1%, primarily driven by higher guaranteed minimum annual payments to the MTA, higher compensation-related expenses and higher posting and rotation costs, partially offset by lower variable property lease expenses and the net impact of new and lost transit franchise contracts. SG&A expenses increased by $2.4 million, or 2.9%, primarily driven by higher compensation-related expenses, partially offset by lower professional fees and a lower provision for doubtful accounts.

Adjusted OIBDA of $133.5 million increased $13.3 million, or 11.1%, compared to the same prior-year period.

Other
Reported revenues of $0.4 million decreased $25.7 million, or 98.5%, primarily driven by the impact of the Transaction and a decline in third-party digital equipment sales. Organic revenues decreased $1.4 million, or 77.8%.
Operating expenses decreased $13.8 million, or 97.2%, due primarily to the impact of the Transaction, as well as lower costs related to third-party digital equipment sales. SG&A expenses decreased $5.5 million, or 98.2%, driven primarily by the impact of the Transaction.

Adjusted OIBDA was a loss of $0.1 million, compared to Adjusted OIBDA of $6.3 million in the same prior-

year period.

Corporate
Corporate costs, excluding stock-based compensation, increased $6.7 million, or 69.8%, to $16.3 million, due primarily to higher professional fees, as a result of a management consulting project, higher compensation-related expenses, and the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the Company to certain employees.

Impairment Charges
As a result of negative aggregate cash flow forecasts related to our MTA asset group, we performed quarterly impairment analyses on our MTA asset group during the three months ended March 31, 2024 and June 30, 2024, and recorded impairment charges of $9.1 million and $8.8 million, respectively, in those periods for a total of $17.9 million in the six months ended June 30, 2024. The impairment charges recorded during 2024 represented additional MTA equipment deployment cost spending during the six months ended June 30, 2024. Our analysis performed as of September 30, 2024, resulted in positive aggregate cash flows in excess of the carrying value of our MTA asset group. As such, no impairment charges were recorded during the three months ended September 30, 2024. In the three months ended September 30, 2023, we recorded impairment charges of $12.1 million, representing additional MTA equipment deployment costs spending during the quarter, and in the nine months ended September 30, 2023, we recorded impairment charges of $523.5 million, primarily representing $455.2 million of impairment charges related to our MTA asset group and an impairment charge of $47.6 million representing the entire goodwill balance associated with our U.S. Transit and Other reporting unit.

Interest Expense
Net interest expense in the third quarter of 2024 was $37.1 million, including amortization of deferred financing costs of $1.5 million, as compared to $40.2 million, including amortization of deferred financing costs of $1.6 million, in the same prior-year period. The decrease was due primarily to a lower debt balance, partially offset by higher interest rates. The weighted average cost of debt was 5.5% as of both September 30, 2024 and September 30, 2023.

Income Taxes
The benefit for income taxes was $0.2 million in the third quarter of 2024 compared to a provision for income taxes of $1.4 million in the same prior-year period, due primarily to the impact of the Transaction. Cash paid for income taxes in the nine months ended September 30, 2024 was $11.4 million.

Net Income Attributable to OUTFRONT Media Inc.
Net income attributable to OUTFRONT Media Inc. increased $17.6 million, or 103.5% in the third quarter of 2024 compared to the same prior-year period. Diluted weighted average shares outstanding were 167.2 million for the third quarter of 2024 compared to 165.2 million for the same prior-year period. Net income attributable to OUTFRONT Media Inc. per common share for diluted earnings per weighted average share was $0.19 in the third quarter of 2024 compared to $0.09 in the same prior-year period.

FFO & AFFO
FFO attributable to OUTFRONT Media Inc. increased $9.3 million, or 12.7%, in the third quarter of 2024, compared to the same prior-year period, due primarily to lower impairment charges on non-real estate assets and lower interest expense. AFFO attributable to OUTFRONT Media Inc. increased $5.1 million, or 6.7%, in the third quarter of 2024, compared to the same prior-year period, due primarily to lower maintenance capital expenditures.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities increased $25.5 million, or 17.1%, for the nine months ended September 30, 2024, compared to the same prior-year period, due primarily to a decrease in prepaid MTA equipment deployment costs and a smaller use of cash related to accounts payable and accrued expenses driven by lower incentive compensation payments made in 2024, partially offset by the timing of receivables and lower net income in 2024 compared to 2023, due to increased SG&A expenses and higher interest expense. Total capital expenditures decreased $3.7 million, or 5.8%, to $59.9 million for the nine months ended September 30, 2024, compared to the same prior-year period.

Dividends
In the nine months ended September 30, 2024, we paid cash dividends of $156.4 million, including $149.8 million on our common stock and vested restricted share units granted to employees and $6.6 million on our Series A

Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”). We announced on November 12, 2024, that our board of directors has approved a special dividend on our common stock of $0.75 per share payable on December 31, 2024, to stockholders of record at the close of business on November 15, 2024. Approximately $0.30 per share will be paid in cash (exclusive of cash paid in lieu of fractional shares) and approximately $0.45 per share will be paid in shares of our common stock. Stockholders will have the option to elect to receive their special dividend in all cash or all stock, however the aggregate amount of cash to be distributed will be equal to approximately $49.8 million, with the balance of the special dividend payable in the form of our common stock.

Balance Sheet and Liquidity
As of September 30, 2024, our liquidity position included unrestricted cash of $28.0 million and $494.3 million of availability under our $500.0 million revolving credit facility, net of $5.7 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility, and $110.0 of additional availability under our accounts receivable securitization facility. During the three months ended September 30, 2024, no shares of our common stock were sold under our at-the-market equity offering program, of which $232.5 million remains available. As of September 30, 2024, the maximum number of shares of our common stock that could be required to be issued on conversion of the outstanding shares of the Series A Preferred Stock was approximately 7.8 million shares. Total indebtedness as of September 30, 2024 was $2.5 billion, excluding $18.1 million of deferred financing costs, and includes a $400.0 million term loan, $1.7 billion of senior unsecured notes, $450.0 million of senior secured notes, and $40.0 million of borrowings under our accounts receivable securitization facility.

Conference Call
We will host a conference call to discuss the results on November 12, 2024, at 8:30 a.m. Eastern Time. The conference call numbers are 833-470-1428 (U.S. callers) and 404-975-4839 (International callers) and the passcode for both is 482452. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.outfront.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.outfront.com.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in the United States. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contacts:

Investors	Media
Stephan Bisson	Courtney Richards
Investor Relations	PR & Events Specialist
(212) 297-6573	(646) 876-9404
stephan.bisson@outfront.com	courtney.richards@outfront.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate organic revenues as reported revenues excluding revenues associated with the impact of the Transaction and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation and impairment charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. When used herein, references to “FFO” and “AFFO” mean “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, impairment charges, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and redeemable and non-redeemable noncontrolling interests, as well as the related income tax effect of adjustments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, impairment charges on non-real estate assets, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our redeemable and non-redeemable noncontrolling interests, along with the non-cash portion of income taxes, and the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-6 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; the severity and duration of pandemics, and the impact on our business, financial condition and results of operations; competition; government regulation; our ability to operate our digital display platform; losses and costs resulting from recalls and product liability, warranty and intellectual property claims; our ability to obtain and renew key municipal contracts on favorable terms; taxes, fees and registration requirements; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; environmental, health and safety laws and regulations; expectations relating to environmental, social and governance considerations; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; the ability of our board of directors to cause us to issue additional shares of stock without common stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive investments or business opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; the Internal Revenue Service may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Revision of Previously Issued Financial Information
In the third quarter of 2024, we identified an error related to the accounting for noncontrolling interests in our consolidated joint ventures, which include buy/sell clauses. The error related to the appropriate classification of these noncontrolling interests as redeemable and recognition of these redeemable noncontrolling interests at the maximum redemption value for each period. The Company assessed the materiality of the error on its previously issued financial statements in accordance with the SEC’s Staff Accounting Bulletin (“SAB”) No. 99 and SAB No. 108 and concluded that the amount was not material, individually or in the aggregate, to any of its previously issued financial statements, but would have been material to certain of our financial statements in the current period. Accordingly, we have revised our previously issued financial information. The impact of correcting the error related to the classification of redeemable noncontrolling interests is included on the affected line items of our Consolidated Statement of Financial Position as of December 31, 2023, which is included in the exhibits below.

As previously disclosed, for the three months ended March 31, 2023, the Company recorded an out-of-period adjustment relating to variable billboard property lease costs and accrued lease and franchise costs in 2022, resulting in a $5.2 million increase in operating expenses for the three months ended March 31, 2023. The Company assessed the materiality of the amount reflected in this adjustment on its previously issued financial statements in accordance with the SEC’s SAB No. 99 and SAB No. 108 and concluded that the amount was not material, individually or in the aggregate, to any of its previously issued financial statements. In the third quarter of 2024, we voluntarily revised our previously issued financial information to reflect the out-of-period adjustment amount. The impact of correcting the error related to variable lease costs is included on the affected line items of our Consolidated Statements of Operations for the nine months ended September 30, 2023, which is included in the exhibits below.

There is no impact to net cash provided by operating activities, investing activities, or financing activities in our Consolidated Statements of Cash Flows, which is included in the exhibits below.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 15

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenues:
Billboard	$360.6	$363.6	$1,062.8	$1,055.8
Transit and other	91.3	91.2	274.9	263.6
Total revenues	451.9	454.8	1,337.7	1,319.4
Expenses:
Operating	233.1	239.8	711.6	716.0
Selling, general and administrative	108.7	105.3	338.3	321.8
Net (gain) loss on dispositions	1.5	—	(153.6)	0.2
Impairment charges	—	12.1	17.9	523.5
Depreciation	18.6	19.3	55.5	59.1
Amortization	18.7	19.7	53.6	63.0
Total expenses	380.6	396.2	1,023.3	1,683.6
Operating income (loss)	71.3	58.6	314.4	(364.2)
Interest expense, net	(37.1)	(40.2)	(119.6)	(117.6)
Loss on extinguishment of debt	—	—	(1.2)	—
Other income (loss), net	(0.1)	(0.1)	1.0	0.1
Income (loss) before benefit (provision) for income taxes and equity in earnings of investee companies	34.1	18.3	194.6	(481.7)
Benefit (provision) for income taxes	0.2	(1.4)	(10.4)	(2.2)
Equity in earnings of investee companies, net of tax	0.5	(0.2)	0.5	(1.3)
Net income (loss) before allocation to redeemable and non-redeemable noncontrolling interests	34.8	16.7	184.7	(485.2)
Net income (loss) attributable to redeemable and non-redeemable noncontrolling interests	0.2	(0.3)	0.5	0.4
Net income (loss) attributable to OUTFRONT Media Inc.	$34.6	$17.0	$184.2	$(485.6)

Net income (loss) per common share:
Basic	$0.20	$0.09	$1.07	$(2.98)
Diluted	$0.19	$0.09	$1.06	$(2.98)

Weighted average shares outstanding:
Basic	166.0	165.0	165.8	164.9
Diluted	167.2	165.2	174.4	164.9

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 15

	As of
(in millions)	September 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$28.0	$36.0
Receivables, less allowance ($19.8 in 2024 and $17.2 in 2023)	281.2	287.6
Prepaid lease and franchise costs	2.7	4.5
Other prepaid expenses	19.2	19.2
Assets held for sale	—	34.6
Other current assets	12.8	15.7
Total current assets	343.9	397.6
Property and equipment, net	654.1	657.8
Goodwill	2,006.4	2,006.4
Intangible assets	657.4	695.4
Operating lease assets	1,522.3	1,591.9
Assets held for sale	—	214.3
Other assets	19.5	19.5
Total assets	$5,203.6	$5,582.9

Liabilities:
Current liabilities:
Accounts payable	$42.8	$55.5
Accrued compensation	51.9	41.4
Accrued interest	23.6	34.2
Accrued lease and franchise costs	76.9	80.0
Other accrued expenses	50.7	56.2
Deferred revenues	45.0	37.7
Short-term debt	40.0	65.0
Short-term operating lease liabilities	177.0	180.9
Liabilities held for sale	—	24.1
Other current liabilities	19.3	18.0
Total current liabilities	527.2	593.0
Long-term debt, net	2,481.4	2,676.5
Asset retirement obligation	33.7	33.0
Operating lease liabilities	1,364.3	1,417.4
Liabilities held for sale	—	90.9
Other liabilities	43.9	42.0
Total liabilities	4,450.5	4,852.8

Commitments and contingencies

Redeemable noncontrolling interests	13.5	31.3
Preferred stock (2024 - 50.0 shares authorized, and 0.1 shares of Series A Preferred Stock issued and outstanding; 2023 - 50.0 shares authorized, and 0.1 shares issued and outstanding)	119.8	119.8
Stockholders’ equity:
Common stock (2024 - 450.0 shares authorized, and 166.0 shares issued and outstanding; 2023 - 450.0 shares authorized, and 165.1 issued and outstanding)	1.7	1.7
Additional paid-in capital	2,410.1	2,402.5
Distribution in excess of earnings	(1,793.3)	(1,821.1)
Accumulated other comprehensive loss	(0.3)	(5.8)
Total stockholders’ equity	618.2	577.3
Noncontrolling interests	1.6	1.7
Total liabilities and equity	$5,203.6	$5,582.9

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 15

	Nine Months Ended
	September 30,
(in millions)	2024	2023
Operating activities:
Net income (loss) attributable to OUTFRONT Media Inc.	$184.2	$(485.6)
Adjustments to reconcile net income (loss) to net cash flow provided by operating activities:
Net income attributable to redeemable and non-redeemable noncontrolling interests	0.5	0.4
Depreciation and amortization	109.1	122.1
Deferred tax benefit	(1.2)	(0.3)
Stock-based compensation	21.8	22.9
Provision for doubtful accounts	4.2	4.0
Accretion expense	2.2	2.3
Net (gain) loss on dispositions	(153.6)	0.2
Impairment charges	—	511.4
Loss on extinguishment of debt	1.2	—
Equity in earnings of investee companies, net of tax	(0.5)	1.3
Distributions from investee companies	0.9	0.9
Amortization of deferred financing costs and debt discount and premium	4.6	5.0
Change in assets and liabilities, net of investing and financing activities:
Decrease in receivables	2.3	15.2
Increase in prepaid MTA equipment deployment costs	—	(21.8)
Increase in prepaid expenses and other current assets	(2.6)	(5.4)
Decrease in accounts payable and accrued expenses	(19.6)	(42.4)
Increase in operating lease assets and liabilities	14.3	14.6
Increase in deferred revenues	7.3	10.5
Increase (decrease) in income taxes	0.3	(3.4)
Decrease in assets and liabilities held for sale, net	(2.1)	—
Other, net	1.4	(2.7)
Net cash flow provided by operating activities	174.7	149.2

Investing activities:
Capital expenditures	(59.9)	(63.6)
Acquisitions	(11.2)	(30.7)
MTA franchise rights	(7.0)	0.6
Net proceeds from dispositions	310.0	0.3
Investment in investee companies	(1.2)	—
Net cash flow provided by (used for) investing activities	230.7	(93.4)

Financing activities:
Repayments of long-term debt borrowings	(200.0)	—
Proceeds from borrowings under short-term debt facilities	135.0	120.0
Repayments of borrowings under short-term debt facilities	(160.0)	—
Payments of deferred financing costs	(0.3)	(4.1)
Taxes withheld for stock-based compensation	(7.4)	(12.4)
Purchase of redeemable noncontrolling interest	(23.9)	—
Dividends	(156.4)	(155.4)
Net cash flow used for financing activities	(413.0)	(51.9)

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 15

	Nine Months Ended
	September 30,
(in millions)	2024	2023
Effect of exchange rate changes on cash and cash equivalents	(0.4)	0.1
Net increase (decrease) in cash and cash equivalents	(8.0)	4.0
Cash and cash equivalents at beginning of period	36.0	40.4
Cash and cash equivalents at end of period	$28.0	$44.4

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$11.4	$5.9
Cash paid for interest	127.1	126.3

Non-cash investing and financing activities:
Accrued purchases of property and equipment	7.2	4.6
Accrued MTA franchise rights	2.1	2.9
Taxes withheld for stock-based compensation	0.3	0.1

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 15

	Three Months Ended September 30, 2024
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$360.6	$—	$—	$360.6
Transit and other	90.9	0.4	—	91.3
Total revenues	$451.5	$0.4	$—	$451.9
Organic revenues(a):
Billboard	$360.6	$—	$—	$360.6
Transit and other	90.9	0.4	—	91.3
Total organic revenues(a)	$451.5	$0.4	$—	$451.9
Non-organic revenues(b):
Billboard	$—	$—	$—	$—
Transit and other	—	—	—	—
Total non-organic revenues(b)	$—	$—	$—	$—

Operating income (loss)	$94.9	$(0.3)	$(23.3)	$71.3
Net loss on dispositions	1.3	0.2	—	1.5
Depreciation and amortization	37.3	—	—	37.3
Stock-based compensation	—	—	7.0	7.0
Adjusted OIBDA	$133.5	$(0.1)	$(16.3)	$117.1

Adjusted OIBDA margin	29.6%	(25.0)%	*	25.9%

Capital expenditures	$17.6	$—	$—	$17.6

	Three Months Ended September 30, 2023
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$344.0	$19.6	$—	$363.6
Transit and other	84.7	6.5	—	91.2
Total revenues	$428.7	$26.1	$—	$454.8
Organic revenues(a):
Billboard	$344.0	$—	$—	$344.0
Transit and other	84.7	1.8	—	86.5
Total organic revenues(a)	$428.7	$1.8	$—	$430.5
Non-organic revenues(b):
Billboard	$—	$19.6	$—	$19.6
Transit and other	—	4.7	—	4.7
Total non-organic revenues(b)	$—	$24.3	$—	$24.3

Operating income (loss)	$72.7	$2.7	$(16.8)	$58.6
Impairment charges	12.1	—	—	12.1
Depreciation and amortization	35.4	3.6	—	39.0
Stock-based compensation	—	—	7.2	7.2
Adjusted OIBDA	$120.2	$6.3	$(9.6)	$116.9

Adjusted OIBDA margin	28.0%	24.1%	*	25.7%

Capital expenditures	$16.4	$2.3	$—	$18.7

	Nine Months Ended September 30, 2024
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$1,034.7	$28.1	$—	$1,062.8
Transit and other	267.3	7.6	—	274.9
Total revenues	$1,302.0	$35.7	$—	$1,337.7
Organic revenues(a):
Billboard	$1,034.7	$—	$—	$1,034.7
Transit and other	267.3	0.8	—	268.1
Total organic revenues(a)	$1,302.0	$0.8	$—	$1,302.8
Non-organic revenues(b):
Billboard	$—	$28.1	$—	$28.1
Transit and other	—	6.8	—	6.8
Total non-organic revenues(b)	$—	$34.9	$—	$34.9

Operating income (loss)	$227.3	$157.5	$(70.4)	$314.4
Net (gain) loss on dispositions	1.5	(155.1)	—	(153.6)
Impairment charges	17.9	—	—	17.9
Depreciation and amortization	109.1	—	—	109.1
Stock-based compensation	—	—	21.8	21.8
Adjusted OIBDA	$355.8	$2.4	$(48.6)	$309.6

Adjusted OIBDA margin	27.3%	6.7%	*	23.1%

Capital expenditures	$53.7	$6.2	$—	$59.9

	Nine Months Ended September 30, 2023
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$1,002.3	$53.5	$—	$1,055.8
Transit and other	245.8	17.8	—	263.6
Total revenues	$1,248.1	$71.3	$—	$1,319.4
Organic revenues(a)
Billboard	$1,002.3	$—	$—	$1,002.3
Transit and other	245.8	5.5	—	251.3
Total organic revenues(a)	$1,248.1	$5.5	$—	$1,253.6
Non-organic revenues(b):
Billboard	$—	$53.5	$—	$53.5
Transit and other	—	12.3	—	12.3
Total non-organic revenues(b)	$—	$65.8	$—	$65.8

Operating income (loss)	$(309.7)	$3.6	$(58.1)	$(364.2)
Net loss on dispositions	0.2	—	—	0.2
Impairment charges	523.5	—	—	523.5
Depreciation and amortization	111.6	10.5	—	122.1
Stock-based compensation	—	—	22.9	22.9
Adjusted OIBDA	$325.6	$14.1	$(35.2)	$304.5

Adjusted OIBDA margin	26.1%	19.8%	*	23.1%

Capital expenditures	$58.0	$5.6	$—	$63.6

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 15

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2024	2023	2024	2023
Net income (loss) attributable to OUTFRONT Media Inc.	$34.6	$17.0	$184.2	$(485.6)
Depreciation of billboard advertising structures	14.0	14.6	41.1	44.8
Amortization of real estate-related intangible assets	17.0	18.0	49.0	54.4
Amortization of direct lease acquisition costs	16.0	15.0	45.1	42.4
Net (gain) loss on disposition of real estate assets	1.5	—	(153.6)	0.2
Impairment charges(c)	—	8.8	13.1	379.9
Adjustment related to redeemable and non-redeemable noncontrolling interests	—	—	(0.2)	(0.2)
Income tax effect of adjustments(d)	(0.4)	—	10.1	—
FFO attributable to OUTFRONT Media Inc.	$82.7	$73.4	$188.8	$35.9
Non-cash portion of income taxes	0.1	1.0	(1.0)	(3.7)
Cash paid for direct lease acquisition costs	(14.0)	(12.5)	(42.7)	(43.6)
Maintenance capital expenditures	(5.5)	(8.0)	(17.9)	(24.5)
Other depreciation	4.6	4.7	14.4	14.3
Other amortization	1.7	1.7	4.6	8.6
Impairment charges on non-real estate assets(c)(e)	—	3.3	4.8	143.6
Stock-based compensation	7.0	7.2	21.8	22.9
Non-cash effect of straight-line rent	2.0	2.5	8.0	6.9
Accretion expense	0.7	0.8	2.2	2.3
Amortization of deferred financing costs	1.5	1.6	4.6	5.0
Loss on extinguishment of debt	—	—	1.2	—
AFFO attributable to OUTFRONT Media Inc.	$80.8	$75.7	$188.8	$167.7

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 15

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2024	2023	2024	2023
Adjusted OIBDA	$117.1	$116.9	$309.6	$304.5
Interest expense, net, less amortization of deferred financing costs	(35.6)	(38.6)	(115.0)	(112.6)
Cash paid for income taxes(f)	(0.1)	(0.4)	(1.3)	(5.9)
Direct lease acquisition costs	2.0	2.5	2.4	(1.2)
Maintenance capital expenditures	(5.5)	(8.0)	(17.9)	(24.5)
Equity in earnings of investee companies, net of tax	0.5	(0.2)	0.5	(1.3)
Non-cash effect of straight-line rent	2.0	2.5	8.0	6.9
Accretion expense	0.7	0.8	2.2	2.3
Other income (loss), net	(0.1)	(0.1)	1.0	0.1
Adjustment related to redeemable and non-redeemable noncontrolling interests	(0.2)	0.3	(0.7)	(0.6)
AFFO attributable to OUTFRONT Media Inc.	$80.8	$75.7	$188.8	$167.7

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 15

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(in millions, except percentages)	2024	2023	Change	2024	2023	Change
Operating expenses:
Billboard property lease	$119.3	$124.2	(3.9)%	$363.2	$368.5	(1.4)%
Transit franchise	59.1	59.5	(0.7)	178.6	180.1	(0.8)
Posting, maintenance and other	54.7	56.1	(2.5)	169.8	167.4	1.4
Total operating expenses	$233.1	$239.8	(2.8)	$711.6	$716.0	(0.6)

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 15

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(in millions, except percentages)	2024	2023	Change	2024	2023	Change
U.S. Media:
Operating expenses	$232.7	$225.6	3.1%	$689.5	$675.5	2.1%
SG&A expenses	85.3	82.9	2.9	256.7	247.0	3.9

Other:
Operating expenses	0.4	14.2	(97.2)	22.1	40.5	(45.4)
SG&A expenses	0.1	5.6	(98.2)	11.2	16.7	(32.9)

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)Organic revenues exclude revenues associated with the impact of the sale of our equity interests in Outdoor Systems Americas ULC and its subsidiaries (the “Transaction”), which hold all of the assets of our outdoor advertising business in Canada, and the impact of foreign currency exchange rates (“non-organic revenues”).
(b)In the three months ended September 30, 2023, nine months ended September 30, 2024, and nine months ended September 30, 2023, non-organic revenues reflect the impact of the Transaction. Also in the nine months ended September 30, 2023, non-organic revenues reflect the impact of foreign currency exchange rates.
(c)Impairment charges related to the long-term outlook of our U.S. Transit and Other reporting unit.
(d)Income tax effect related to Net gain on disposition of real estate assets.
(e)In the nine months ended September 30, 2023, also includes an impairment charge related to an other-than-temporary decline in fair value of a cost-method investment.
(f)Cash paid for income taxes is presented in this table net of cash paid for income taxes related to a net gain on disposition of real estate assets associated with the Transaction.

* Calculation not meaningful.